Exhibit 99.1

InspireMD Announces Promotion of Andrea Tommasoli to Chief Operating Officer

Mr. Tommasoli formerly served as the Company’s Senior Vice President of Global Sales & Marketing since 2020 and has significant prior commercial leadership experience at Integra LifeSciences and St. Jude Medical

Tel Aviv, Israel — March 20, 2023 – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard™ Embolic Prevention Stent System (EPS) for the prevention of stroke, today announced that it has promoted Andrea Tommasoli to Chief Operating Officer. Mr. Tommasoli formerly served as the Company’s Senior Vice President of Global Sales & Marketing since joining InspireMD in November 2020.

“Andrea has been instrumental in expanding the footprint of CGuard EPS across our approved markets in the EU and, as we advance toward potential U.S. approval with our ongoing U.S. Investigational Device Exemption (IDE) clinical trial, and as our business requirements shift toward operational capacity to support our commercial growth, we believe his background and skill set make him an ideal candidate to assume the role of Chief Operating Officer of the Company at this important time.” Stated Marvin Slosman, Chief Executive Officer of InspireMD. “On behalf of the entire InspireMD team, I would like to congratulate Andrea on this promotion and look forward to his continued contributions.”

“I joined InspireMD because of the tremendous potential of the CGuard EPS stent platform in changing the standard of care for Carotid revascularization through our proprietary MicroNet™ technology,” stated Mr. Tommasoli. “As the needs of the business grow beyond European commercialization, I am pleased to be able to play a more significant leadership role with broader responsibilities to drive scalability and operational efficiency to meet our anticipated growth needs. I am highly confident in the Company’s ability to meet these ever-expanding drivers of growth and look forward to serving in this important role.”

Mr. Tommasoli joined InspireMD from Integra LifeSciences (Nasdaq: IART), where he served in several senior commercial leadership roles, most recently as Senior Sales Director – Indirect Markets, where he led the commercial expansion and integration of Codman’s acquired portfolio in all OUS indirect countries. Before that, Mr. Tommasoli ran Integra’s Neurosurgery and Instruments business in direct sales countries in Europe. Prior to Integra, Mr. Tommasoli was the Director of St. Jude Medical’s (part of Abbott, NYSE: ABT) Neuromodulation division in France. Mr. Tommasoli received his B.A. in nuclear engineering from Bologna University, Italy and his M.B.A. from HEC Paris, France.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free, long-term outcomes. InspireMD’s common stock is quoted on the Nasdaq under the ticker symbol NSPR.

We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

investor-relations@inspiremd.com